EXHIBIT 21.1

                                                              Jurisdiction of
Subsidiary                              Doing Business As     Incorporation
----------                              -----------------     ---------------

Estrella Communications, Inc.           KVEA/Channel 52       Delaware
Estrella License Corporation                                  Delaware
New Jersey Television Broadcasting                            New York
   Corporation
Telemundo Network, Inc.                                       Delaware
Telemundo News Network, Inc.                                  Delaware
Telemundo of Austin, Inc.               K11SF/Channel 11      Delaware
Telemundo of Colorado Springs, Inc.     K49CJ/Channel 49      Delaware
Telemundo of Florida, Inc.              WSCV/Channel 51       Delaware
Telemundo of Florida License                                  Delaware
   Corporation
Telemundo of Galveston-Houston, Inc.    KTMD/Channel 48       Delaware
Telemundo of Galveston-Houston License                        Delaware
   Corporation
Telemundo of Northern California, Inc.  KSTS/Channel 48       California
Telemundo of Northern California                              Delaware
   License Corporation
Telemundo of Puerto Rico, Inc.          WKAQ-TV/Channel 2     Puerto Rico
Telemundo of Puerto Rico License                              Delaware
   Corporation
Telemundo of San Antonio, Inc.          KVDA/Channel 60        Texas
Telemundo of San Antonio License                               Delaware
   Corporation
Telemundo of Santa Fe, Inc.             K52BS/Channel 52       Delaware
WNJU License Corporation                                       Delaware
WNJU-TV Broadcasting Corporation        WNJU-TV/Channel 47     New Jersey